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                                                                      Exhibit 29
                              AFFILIATE'S AGREEMENT

                            -----------------------
                                      Date


Gentlemen:

            Reference is made to the Agreement and Plan of Merger (the "Plan") dated the day of , 1997 between South Branch Valley Bancorp, Inc. ("South Branch") and Capital State Bank, Inc. ("Capital State"), and providing for the merger of Capital State into a wholly-owned subsidiary of South Branch, Capital Interim Bank. As a result of the merger, South Branch will acquire all of the issued and outstanding common stock of Capital State in exchange for shares of the common stock of South Branch. Capital State will merge into Capital Interim Bank, a wholly-owned subsidiary chartered to facilitate the merger. Capital Interim Bank will survive the merger. The undersigned stockholder has been identified as one who may be an "affiliate" of Capital State for the purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transactions contemplated by the Plan, the affiliate will receive shares of South Branch stock. In consideration for the receipt of such shares, the affiliate represents, warrants and covenants as follows:

                  (1) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145, the affiliate will not sell, assign or transfer any of the affiliate shares except (a) within the limits and in accordance with the applicable provisions of Rule 145 or (b) upon receipt by South Branch of an opinion of counsel, in form and substance satisfactory to South Branch and its counsel, to the effect that such disposition complies with the Act.

                  (2) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145(d), each certificate for the affiliate may bear a restrictive legend in substantially the following form:

                  The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the

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            opinion of counsel or as described in a "no action" or  interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act.


                                    Very truly yours,


                                    ----------------------------------



Accepted this ____ day of _______________, 1997, by:



                                    SOUTH BRANCH VALLEY BANCORP, INC.


                                       By:
                                          ---------------------------------


                                      Its:
                                          ---------------------------------


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                                                                  Exhibit 29 (a)
                          THE CAPITAL STATE BANK, INC.

                 PROXY FOR 1997 SPECIAL SHAREHOLDERS' MEETING


     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of The Capital State Bank, Inc., Charleston, West Virginia, does hereby nominate constitute, and appoint ______________________ and ______________________, or
either of them will full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of The Capital State Bank, Inc., Charleston, West Virginia, standing in the undersigned's name on its books on __________________ at the _____ Special Meeting of Shareholders to be held at _______________________________________________________, on ________________,
1997, at __________ a.m. local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

            1. To approve, ratify and confirm the Agreement and Plan of Merger dated as of August 6, 1997, among the parties to the Plan of Merger, The Capital State Bank, Inc. ("Capital State") and Capital Interim Bank, Inc. and South Branch Valley Bancorp, Inc., ("South Branch"), a West Virginia banking corporation being chartered by South Branch to facilitate its acquisition of Capital State, and to approve, ratify and confirm the transaction contemplated therein.

            2. To transact other business that may properly come before the meeting.

            The  undersigned  acknowledges  receipt  of  the  Notice  and  Proxy
Statement  dated   _________________,   1997  and  hereby  revokes  all  proxies
previously given by the undersigned for said meeting.

            THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. IF ANY OTHER MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CAPITAL STATE BANK, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

            PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.

                                          -----------------------------------


                                          -----------------------------------


                                          Dated:  __________________, 1997


            When signing as attorney, executor, administrator, trustee or guardian, please give full title.

If more than one trustee, all should sign.


                                      44

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293-295

                                                                  Exhibit 29 (b)

                        SOUTH BRANCH VALLEY BANCORP, INC.

                 PROXY FOR 1997 SPECIAL SHAREHOLDERS' MEETING


     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of South Branch Valley Bancorp, Inc., Moorefield, West Virginia, does hereby nominate constitute, and appoint ______________________ and ______________________, or
either of them will full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of South Branch Valley Bancorp, Inc., Moorefield, West Virginia, standing in the undersigned's name on
its      books      on     ___________________________________      at     the
____________________________________________  Special Meeting of Shareholders to
be  held  at  _____________________________________________________________,  on
________________,  1997,  at  __________  a.m.  local  time or any  adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

            1. To approve, ratify and confirm the issuance of 184,005 shares of South Branch stock in connection with the acquisition of the Capital State Bank, Inc. pursuant to Agreement and Plan of Merger dated as of August 6, 1997, among The Capital State Bank, Inc. ("Capital State") and South Branch Valley Bancorp, Inc., ("South Branch"), a West Virginia banking corporation being chartered by South Branch to facilitate its acquisition of Capital State, and to approve, ratify and confirm the transaction contemplated therein.

            2. To approve an amendment to the Articles of Incorporation of South Branch Valley Bancorp, Inc. to increase its authorized common stock from 600,000 shares at a par value of $2.50 per share to 2,000,000 shares of common stock at a par value of $2.50 per share.

            The  undersigned  acknowledges  receipt  of  the  Notice  and  Proxy
Statement  dated   _________________,   1997  and  hereby  revokes  all  proxies
previously given by the undersigned for said meeting.

            THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. IF ANY OTHER MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOUTH BRANCH VALLEY BANCORP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.



            PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.

                                          -----------------------------------


                                          -----------------------------------


                                          Dated:  __________________, 1997

            When signing as attorney, executor, administrator, trustee or guardian, please give full title.

If more than one trustee, all should sign.

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